PROCEEDS ESCROW AGREEMENT


     Agreement entered on the            day of               2001 by
                             ------------      ---------------

and among THE VILLAGE AT OAKWOOD, L.L.C., a Oklahoma limited liability company, ("Issuer"), MMR INVESTMENT BANKERS, INC., ("Dealer"), and Colonial Trust Company, an Arizona Trust Company and bank, as defined by Section 3(a)(6) of the Securities and Exchange Act of 1934, (the "Escrow Agent").

     WHEREAS, with the assistance of Dealer, the Issuer proposes to offer and sell up to $6,000,000 aggregate principal amount of its First Mortgage Bonds (collectively, the "Bonds") to be issued in five series (2000-I, 2000-II, 2000-III, 2000-IV, and 2000-V) and to be issued pursuant to a Trust Indenture between the Issuer and Colonial Trust Company Trustee
(the "Trustee").

     WHEREAS, the proceeds from each series are to be used to construct a single assisted living center project as more particularly set forth and described in the Offering Circular applicable to the Bonds; and

     WHEREAS, each issue of a series of the Bonds has its own escrow minimum requirement and the issue and sale of each series of the Bonds is not contingent on the issue and sale of any other series of the Bonds;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. The Escrow Agent agrees to act as escrow agent in connection with the offering and sale of each series of Bonds and, as such, to establish appropriate accounts and to receive the proceeds from the sale of the Bonds for deposit in the applicable account until the earlier of the termination of this Agreement or the termination of the offering and sale of the applicable series of Bonds (the "Applicable Termination Date").

     2. Checks or other items for the payment of all or a part of the purchase price of Bonds (all Such items together with all proceeds thereof, the "Escrowed Property") shall be payable to Escrow Agent, or endorsed by the Dealer or Issuer to Colonial Trust Company and delivered daily to Escrow Agent. The Escrow Agent will credit the proceeds to the applicable escrow cash account (such accounts being collectively referred to herein as the "Escrow Account") to be held by it under the terms of this Agreement subject to Rule 15c2-4 under the Securities Act of 1934. All subscribers' checks or other items for the payment of the purchase price of Bonds shall be transmitted by Dealer to the Escrow Agent by noon of the next business day upon receipt by Dealer.

          The Escrow Agent shall invest such collected funds deposited in the Escrow Account in short term investments to the extent permitted by the Arizona Department of Banking in accordance with the Arizona Revised Statutes, provided however, that any such funds held subject to any minimum escrow contingency shall be invested subject to rule l5c2-4. The Escrow Agent shall in no event be liable for any loss resulting from any change in interest rates applicable to funds so invested.

          Interest on funds invested pursuant to this Section shall accrue from the date of investment of such funds until such funds are released from escrow pursuant to paragraph 4.

     3. The Escrowed Property, together with all interest earned thereon, shall be held by the Escrow Agent until the earlier of the following dates as applicable to each of the series of the Bonds.:

     (a)   Series 2000-I Bonds:

           (i) the date that the Escrow Agent has received proceeds from the sale of such series of the Bonds in the aggregate principal amount of $800,000.00, or more, or (ii) the date of October 1, 2000, at which time the Series 2000-1 escrow account will terminate;

     (b)   Series 2000-II Bonds:

           (i) the date that the Escrow Agent has received proceeds from the sale of such series of the Bonds in the aggregate principal amount of $400,000.00, or more, or (ii) the date of November 1, 2000, at which time the Series 2000-II escrow account will terminate;

     (c)   Series 2000-III Bonds:

           (i) the date that the Escrow Agent has received proceeds from the sale of such series of the Bonds in the aggregate principal amount of $400,000.00, or more, or (ii) the date of November 1, 2000, at which time the Series 2000-III escrow account will terminate.

     (d)   Series 2000-IV Bonds:

           (i) the date that the Escrow Agent has received proceeds from the sale of such series of the Bonds in the aggregate principal amount of $400,000.00, or more, or (ii) the date of December 1, 2000, at which time the Series 2000-IV escrow account will terminate.

     (e)   Series 2000-V Bonds:


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


          (i) the date that the Escrow Agent has received proceeds from the sale of such series of the bonds in the aggregate principal amount of $400,000.00, or more, or (ii) the date of January 1, 2001, at which time the Series 2000-V escrow account will terminate.

          Notwithstanding the above, the proceeds from the sale of each series of bonds shall be held by the Escrow Agent until the Escrow Agent shall have received a written consent to release such proceeds from the Kansas Securities Commissioner, pursuant to K.A.R. 81-7-1(e).


     4. Upon termination of the escrow, the Escrow Agent shall release the applicable Escrowed Property, together with all interest earned thereon to be distributed to either (a) the Issuer, or such other party or parties, as required to carry out the purpose of the Bond offering if the minimum amount of the applicable series of Bonds have been sold and the required consent of the Kansas Securities Commissioner has been received within the required time period described above, or (b) the subscribers if the minimum amount of the applicable series of Bonds have not been sold or the required consent of the Kansas Securities Commissioner has not been received within such period. In the event of the return of the escrow to the subscribers, then the subscribers shall be paid interest as provided in paragraph 5 hereof.

     5. The Issuer agrees that in the event the minimum amount of the applicable series of Bonds have not been sold or the required consent of the Kansas Securities Commissioner has not been received within the time period described above, therefore necessitating the distribution by the Escrow Agent of the applicable Escrow Property and the interest earned thereon to the subscribers, Issuer shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the applicable Escrow Property and interest earned thereon to pay to the subscribers of the applicable series of Bonds the principal amount of such subscriptions together with the interest from the date hereinafter set forth through the escrow termination date at the rate attributable to the applicable series of Bonds subscribed:

     (a)Series 2000-I Bonds: April 1, 2000;
     (b)Series 2000-II Bonds: Date of receipt by MMR of the payment of the purchase price for the bonds;
     (c)Series 2000-III Bonds: May 1, 2000;
     (d)Series 2000-IV Bonds: June 1, 2000; and
     (e)Series 2000-V Bonds: July 1, 2000.

     6. If at any time prior to the completion of this escrow said Escrow Agent is advised by the appropriate securities or state agency that the registration to sell said Bonds or any series thereof has been revoked, said Escrow Agent shall thereupon return

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

all funds relative to the series of Bonds for which the registration has been revoked to the respective subscribers, in accordance with the above set forth provisions.

     7. Escrow Agent shall hold the Escrowed Property in trust, commingled with similar funds of other Issuers, but shall maintain detailed records to reflect the share thereof attributable to each Issuer. Escrow Agent shall furnish periodic statements to Issuer reflecting all receipts and disbursements from the Escrow Account.

     8. The Escrow Agent's and Dealer's obligations and duties in connections herewith are confined to those specifically enumerated in this Agreement.
 The Escrow Agent and Dealer shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments received by or deposited with them or with reference to the form of execution thereof, or the identity, authority or rights of any person executing, delivering, or depositing same, and neither the Escrow Agent nor the Dealer shall be liable for any loss that may occur by reason of forgery, false representation or the exercise of their discretion in any particular manner or for any other reason, except for their own gross negligence or willful misconduct.

     9. Escrow Agent shall receive compensation for its services as set forth in the separate schedule of fees as made a part hereof by reference.

     10. The Escrow Agent may act pursuant to the written advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

     11. The Escrow Agent (and any other successor escrow agent) may at any time resign as such by delivering all of the Escrowed Property to the successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) , or (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrowed Property until receipt of a designation of successor escrow agent or a written disposition instruction by the Issuer and Dealer or a final order of a court of competent jurisdiction.

     12. If any controversy arises between the parties hereto or with any third person, the Escrow Agent shall not be required to

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


determine the same or to take any action but may await the settlement of any such controversy by final. appropriate legal proceeding, or otherwise as the Escrow Agent may require, or the Escrow Agent may, in its discretion, institute such appropriate interpleader or other proceedings in connection therewith as it may deem proper, notwithstanding anything in this Agreement to the contrary. In any such event, the Escrow Agent shall not be liable for interest or damages to the Issuer or subscribers. In the event Escrow Agent should institute, or be named as a party in, any legal proceedings to determine the lawful owner of the Escrowed Property, Escrow Agent shall be entitled to recover from the contending parties to said legal proceedings, reasonable attorney's fees and expenses which shall be incurred by Escrow Agent in said proceedings.

     13. This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators, and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in Section 10 with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Arizona without regard to conflict of law principals.

     14. This Escrow Agreement may only be modified in writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                       DEALER:  MMR INVESTMENT BANKERS, INC.


                                                BY:
                                                   -------------------------

                                                Date:
                                                     -----------------------

                                       ISSUER:  THE VILLAGE AT OAKWOOD, L.L.C.


                                                By:
                                                   -------------------------
                                                   Managing Member

                                                Date:
                                                     -----------------------

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


                                       ESCROW AGENT:  COLONIAL TRUST COMPANY
                                                      Phoenix, Arizona


                                                By:
                                                   -------------------------
                                                  Susan D. Carlisle,
                                                  Vice-President

                                                Date:
                                                     -----------------------


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